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                                                           EXHIBIT 12(a)(1)(iii)


                             Letter of Transmittal

                             Plains Resources Inc.

                            Offer to Exchange its:
                     Series H Convertible Preferred Stock
                      for any and all of its outstanding
                Series G Cumulative Convertible Preferred Stock


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            The Exchange Offer and Withdrawal Rights will expire at
             5:00 p.m., Houston, Texas Time on December 28, 2000.
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                                  Deliver to:
                             Plains Resources Inc.
                         500 Dallas Street, Suite 700
                             Houston, Texas 77002
                          Attention: Legal Department

     If you choose to participate in the Exchange Offer, you must complete this Letter of Transmittal and deliver it along with your Series G stock certificates to Plains Resources Inc., no later than December 28, 2000. Delivery of this instrument to an address other than as set forth above will not constitute a valid delivery. You should read carefully the instructions accompanying this Letter of Transmittal before you complete this Letter of Transmittal. Terms not defined in this Letter of Transmittal shall have the meanings ascribed to them in the Offering Circular.

     List below the stock certificates to which this Letter of Transmittal relates. If the space indicated below is inadequate, the stock certificate numbers and corresponding number of shares should be listed on a separately signed schedule affixed hereto.

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                    DESCRIPTION OF SERIES G TENDERED HEREBY
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
  Name(s) and Address(es) of Holder(s) Exactly as     Stock Certificate   Number of Shares of
      Name(s) Appear(s) on stock certificates               Numbers            Series G
             (Please fill in)
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                                                                          Total
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
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                       Signatures Must Be Provided Below
              Please Read The Accompanying Instructions Carefully

Ladies and Gentlemen:

     Upon the terms and subject to the conditions of the Exchange Offer, the undersigned hereby tenders to Plains Resources Inc., a Delaware corporation (the "Company"), the number of shares of the Series G indicated above. Subject to, and effective upon, the acceptance for exchange of such Series G tendered hereby, the undersigned hereby (i) exchanges, assigns and transfers to, or upon the order of, the Company all right, title and interest in and to such shares of Series G as are being tendered hereby and (ii) executes, delivers, adopts and agrees to be bound by that certain Second Amendment to Stock Purchase Agreement dated as of December 28, 2000. Upon the terms and subject to the conditions of the Exchange Offer, the undersigned does hereby irrevocably constitute and appoint the Company as the undersigned's true and lawful attorney-in-fact, for it and in its name and stead, to sell, assign and transfer such shares of Series G, and for that purpose to make and execute all necessary acts of assignment and transfer thereof; and to substitute one or more persons with like full power, hereby ratifying and confirming all that said attorney or substitute or substitutes shall lawfully do by virtue hereof. The undersigned represents and warrants that it has full power and authority to tender, exchange, assign and transfer the shares of Series G and to acquire shares of Series H issuable upon the exchange of such tendered shares of Series G, and that when the same are accepted for exchange, the Company will acquire good and unencumbered title to the tendered shares of Series G, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim.

     The undersigned represents and warrants that it is an "accredited investor" within the meaning of Rule 501 promulgated under the Securities Act of 1933, as amended (the "Securities Act"). The undersigned represents and warrants that it is acquiring the Series H for its own account and not for distribution or resale, with no present intention of distributing or reselling the Series H or any part thereof; provided that the disposition of the undersigned's property shall at all times remain within its control. The undersigned agrees: (a) that the undersigned will not sell, assign, pledge, give, transfer or otherwise dispose of the Series H or any interest therein, or make any offer or attempt to do any of the foregoing, except pursuant to a registration of the Series H under the Securities Act and all applicable state securities laws or in a transaction which, in the written opinion of counsel for the undersigned satisfactory to the Company (which requirement may be waived by the Company upon advice of counsel), is exempt from the registration provisions of the Securities Act and all applicable state securities laws; (b) that the certificate(s) for the Series H will bear a legend making reference to the foregoing restrictions for so long as such legend may be required pursuant to applicable federal securities laws; and
(c) that the Company and any transfer agent for the Series H shall not be required to give effect to any purported transfer of any of the Series H except upon compliance with the foregoing restrictions.

     All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and every obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned. Tendered shares of Series G may be withdrawn at any time prior to the Expiration Date.

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                        Holder(s) of Series G Sign Here

X ______________________________________________________________________________

X ______________________________________________________________________________
                          (Signature(s) of Holder(s))

     Must be signed by holder(s) exactly as name(s) appear(s) on the stock certificates for the shares of Series G. If signature is by attorney-in-fact, trustee, executor, administrator, guardian, officer of a corporation or other person acting in a fiduciary capacity, please provide the following information

(Please print or type):

Name and Capacity (full title): ________________________________________________
________________________________________________________________________________

Address (including zip): _______________________________________________________

Area Code and Telephone Number: _______________________

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Dated:  ___________________________________
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                                 Instructions

                         Forming Part of the Terms and
                       Conditions of the Exchange Offer

1.   Delivery of this Letter of Transmittal and Stock Certificates.

     You choose how you will deliver this Letter of Transmittal, the stock certificates representing the shares of Series G and any other required documents at your own election and risk, and except as otherwise provided below, you will only be deemed to have delivered the shares of Series G when the Company actually receives them. If you plan to deliver your shares of Series G by mail, then the Company suggests that you use registered mail with return receipt requested, properly insured.

     No alternative, conditional, irregular or contingent tenders will be accepted. All holders that tender their shares of Series G, by execution of this Letter of Transmittal, shall waive any right to receive notice of the acceptance of the shares of Series G for exchange.

     Delivery to an address other than as set forth herein will not constitute a valid delivery.

2.   Withdrawals.

     You may withdraw shares of Series G that you have tendered pursuant to the Exchange Offer at any time before December 28, 2000, after which your tender will be irrevocable. To be effective, a written, telegraphic or facsimile transmission notice of withdrawal must be timely received by the Company. Any such notice of withdrawal must (i) identify the shares of Series G to be withdrawn (including the stock certificate number(s) and the number of shares) and (ii) be signed by the holder in the same manner as the original signature on this Letter of Transmittal (including any required signature guarantees). All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by the Company, whose determination shall be final and binding on all parties. Any shares of Series G so withdrawn will be deemed not to have been validly tendered for purposes of the Exchange Offer and no shares of Series H will be issued with respect thereto unless the shares of Series G so withdrawn are validly retendered.

3.   Signature on this Letter of Transmittal; Written Instruments and
     Endorsements.

     If any of the shares of Series G tendered hereby are owned of record by two or more joint owners, all such owners must sign this Letter of Transmittal. If this Letter of Transmittal, any certificates or separate written instruments of transfer or exchange are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and, unless waived by the Company, proper evidence satisfactory to the Company of their authority so to act must be submitted.

4.   Transfer Taxes.

     The Company shall pay all transfer taxes, if any, applicable to the transfer and exchange of the shares of Series G to it or its order pursuant to the Exchange Offer. If a transfer tax is imposed for any reason other than the transfer and exchange of shares of the Series G to the Company or its order pursuant to the Exchange Offer, the amount of any such transfer taxes (whether imposed on the holder or any other person) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exception therefrom is not submitted herewith, the amount of such transfer taxes will be billed directly to such tendering holder.

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     Except as provided in this Instruction 4, it will not be necessary for transfer stamps to be affixed to the shares of Series G listed in this Letter of Transmittal.

5.   Waiver of Conditions.

     The Company reserves the absolute right to waive, in whole or in part, any of the conditions to the Exchange Offer.

6.   Mutilated, Lost, Stolen or Destroyed Shares of Series G.

     Any holder whose shares of Series G have been mutilated, lost, stolen or destroyed should contact the Company at the address indicated above before the Expiration Date for further instructions.

7.   Requests for Assistance or Additional Copies.

     Questions relating to the procedure for tendering as well as requests for additional copies of this Letter of Transmittal, may be directed to the Company at the address indicated above.

8.   Validity and Form.

     All questions as to the validity, form, eligibility (including time of receipt), acceptance of tendered shares of Series G and withdrawal of tendered shares of Series G will be determined by the Company in its sole discretion, which determination will be final and binding. The Company reserves the absolute right to reject any and all shares of Series G not properly tendered or any shares of Series G the Company's acceptance of which would, in the opinion of counsel for the Company, be unlawful. The Company also reserves the right to waive any defects, irregularities or conditions of tender as to particular shares of Series G. The Company's interpretation of the terms and conditions of the Exchange Offer (including the instructions in this Letter of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of shares of Series G must be cured within such time as the Company shall determine. Although the Company intends to notify holders of defects or irregularities with respect to tenders of shares of Series G, neither the Company nor any other person shall incur any liability for failure to give such notification. Tenders of shares of Series G will not be deemed to have been made until such defects or irregularities have been cured or waived. Any shares of Series G received by the Company that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the Company to the tendering holders as soon as practicable after December 28, 2000.

     IMPORTANT: This Letter of Transmittal (together with the stock certificates representing the shares of Series G) must be received by the Company on or before December 28, 2000.

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